Exhibit 99.1

FOR:	BIOREFERENCE LABORATORIES, INC.

CONTACT:	Tara Mackay
Investor Relations Coordinator
(201) 791-2600
(201) 791-1941 (fax)
tmackay@bioreference.com

FOR IMMEDIATAE RELEASE

BIOREFERENCE LABORATORIES, INC. PROVIDES GUIDANCE FOR FY13 AND Q4FY13 ANTICIPATED RESULTS

Company identifies multiple factors adversely affecting results

ELMWOOD PARK, NJ (November 27, 2013) Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) today provided a preview of revenues and earnings per share expected for its FY13 and Q4FY13.

Despite continued strong volume growth, the Company believes there is an ongoing recalibration of reimbursement for the industry, which has resulted in substantial downward pressure from many payers regarding reimbursement in FY13.  In addition, increased infrastructure expenses related to upgrading acquisitions in Florida and California and the launch of the Company’s inherited cancer program that occurred too late in the period to meaningfully contribute to revenue in Q4FY13 also contributed to the results and for the quarter as well as guidance for the upcoming Fiscal Year.

Over the past year, the Company has had to negotiate contract modifications to reimbursement rates, conditions of payment and / or eligibility with dozens of health plans representing a substantial numbers of lives nationwide; most of these changes became effective toward the end of FY13 and especially in Q4FY13. The Company believes factors contributing to such pressure include the CMS proposed changes to reimbursements in July 2013, the changes in the Blue Card program, the tumult created in healthcare by the challenges of, and to, the Affordable Care Act and the three-week shutdown of the government.

In addition to reimbursement changes, the Company had significant additional expenses during the quarter resulting from several factors.  The Company completed infrastructure expansions related to acquisitions in Florida and California, which the Company anticipates will result in an extraordinary one-time expense without offsetting revenue generation.  Going forward, however, the Company expects to realize efficiencies and growth from the expanded infrastructure.  There were also substantial start-up costs related to its GeneDx inherited cancer program, which includes tests for the BRCA genes; these expenses include substantial legal expenses associated with the roll-out and on-going defense of this program.  The program was announced in late August and the Company has received highly favorable provider response and indications of acceptance.  Nonetheless, the program did not have time to meaningfully contribute to Q4FY13 revenues although the Company anticipates this will be a strong program throughout FY2014.

The Company also indicated that patient volume continued to show strength and tracked well with growth patterns of prior fiscal years.  On a year-over-year basis, the Company expects to report Q4FY13 patient volume grew 15% over Q4FY12 (12% when allowing for lost growth due to Super Storm Sandy).  The Company further expects to report revenue per patient for non-genetic tests trended downward by about 4% in Q4FY13 compared to previous reimbursement levels for the same tests in Q3FY13.  Based on preliminary analysis, the Company expects to report revenues of approximately $192,000,000 for Q4FY13 (compared to $163,487,347 for Q4FY12 (reported as $176,052,000 prior to the 954 accounting adjustment)) and anticipates earnings per share to be approximately $.40 per share for Q4FY13 (compared to $.46 per share for Q4FY12) and approximately $1.65 per share for FY13 (compared to $1.51 for FY12).  These earnings-per-share numbers are not final and are subject to further adjustment as they are finalized.

Based on the Company’s recent experience, the Company expects that its guidance for 2014 will call for an increase in net revenues of 10%, an increase in patient volume of 10% and an increase in net income of 10%.  The Company notes, however, that this guidance may be subject to adjustment in the event that CMS (Medicare) makes any significant changes to the Physician Fee schedules for 2014 (originally scheduled to be announced in early November, but delayed due to the Government shutdown in October).

Marc D. Grodman, M.D., CEO, commented: “We believe there is a disconnect between the innovative, clinically relevant services our industry offers and the decreasing value placed on them by the payer community as demonstrated by changes in reimbursement rates and conditions. I believe this is true for all providers across the healthcare spectrum. Although BioReference Laboratories is not immune from these pressures, we are continuing to grow at this time and we expect to continue to be a profitable, valuable, cutting edge healthcare enterprise, which will adapt to the changing environment.  We seized upon the opportunity to introduce our Inherited Cancers program to the market as soon as possible and believe that our strong capabilities as a leading genetics laboratory with a significant franchise in oncology and women’s health is a distinct advantage.  As we have done in the past, we took on the expense of accelerating our time to enter the market despite the cost of doing so because the market was available. We have done the same in building capabilities and infrastructure in order to service markets in Florida and California. Unlike other times, these investments corresponded with a distinct change in the payer and reimbursement landscape. Nonetheless, while considering the realities of the market, we will continue to seek and commit to remaining a differentiating factor in the diagnostic marketplace.”

The Company expects to release earnings and host a year-end conference call on December 19, 2013.

About BioReference Laboratories, Inc.

BRLI is a clinical testing laboratory offering testing, information and related services to physician offices, clinics, hospitals, employers and governmental units.  We believe that we are the fourth largest full-service laboratory in the United States and the largest independent regional laboratory in the Northeastern market.  BRLI offers a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases.  BRLI primarily focuses on esoteric testing, molecular diagnostics, anatomical pathology, women’s health and correctional health care.

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Statements included in this release that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements”. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Bio-Reference Laboratories, Inc. and its subsidiaries. Statements looking forward in time are included in this release pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different, especially since figures contained herein are provided as a preview and are not finalize and subject to adjustment as they are finalized.  Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, our ability to sustain continued growth, lawsuits or private actions, including any potential action involving Horizon Blue Cross Blue Shield, the competitive environment, changes in government regulations, changing relationships with customers, payers, including the various state and multi-state Blues programs, suppliers and strategic partners, including recent proposals by CMS described herein, the ability to increase revenue through our prior expansions, the successful roll-out of our inherited cancer tests launched by GeneDx and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.www.bioreference.com